UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		September 21, 2008
NIKE, Inc.
(Exact name of registrant as specified in charter)

OREGON	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE BOWERMAN DRIVE BEAVERTON, OR		97005-6453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(503)671-6453

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2008 the Board of Directors appointed Bernard F. Pliska as the Company's Principal Accounting Officer.  Mr. Pliska, 46, joined NIKE as Corporate Controller in 1995.  He was appointed Vice President, Corporate Controller in 2003.  Prior to joining NIKE, Mr. Pliska worked for Price Waterhouse from 1984 to 1995.  Mr. Pliska is a certified public accountant.

Item 8.01 - Other Events.

Submission of Matters to a Vote of Security Holders

The Company's annual meeting of shareholders was held on Monday, September 22, 2008, in Beaverton, Oregon.  The following matters were submitted to a vote of the shareholders, the results of which were as follows:

Proposal 1 -  Election of Directors:

Directors Elected by holders of Class A Common Stock:
	Votes Cast For	Votes Withheld

John G. Connors	93,111,782	-0-
Timothy D. Cook	93,111,782	-0-
Ralph D. DeNunzio	93,111,782	-0-
Douglas G. Houser	93,111,782	-0-
Philip H. Knight	93,111,782	-0-
Mark G. Parker	93,111,782	-0-
Johnathan A. Rodgers	93,111,782	-0-
Orin C. Smith	93,111,782	-0-
John R. Thompson, Jr.	93,111,782	-0-

Directors Elected by holders of Class B Common Stock:
	Votes Cast For	Votes Withheld

Jill K. Conway	341,708,006	6,637,747
Alan B. Graf, Jr.	345,328,573	3,017,180
Jeanne P. Jackson	343,761,260	4,584,493

Proposal 2 – Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2009.

Class A and Class B Common Stock Voting Together:
For	Against	Abstain
431,979,349	6,860,885	2,611,900

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 25, 2008
NIKE, INC. (Registrant) By: /s/ Donald W. Blair
Donald W. Blair Chief Financial Officer